Loan Number: 58547

Exhibit 10.17

W. B. A.	BUSINESS 451 (4/20/20)	eFIPCO 11221

© 2020 Wisconsin Bankers Association/Distributed by FIPCO®

BUSINESS NOTE

(Use only for business purpose loans)

Boxes checked are applicable.
Boxes not checked are inapplicable.

Citizens Community Bancorp, Inc. (MAKER) October 30, 2025 (DATE) $ 5,000,000.00

1. Promise to Pay and Payment Schedule. The undersigned ("**Maker**," whether one or more) promises to pay to the order of Chippewa Valley Bank ("**Lender**") at 15755 W County Road B Hayward, Wisconsin, the sum of $ 5,000,000.00, plus interest as set forth below, according to the following schedule:
47 equal payments of principal of $104,166.67 are due on January 30, 2029 and on the same day(s) of each third month thereafter. Interest payments are due on January 30, 2026 and on the same day(s) of each third month thereafter. A final payment of the unpaid principal and interest is due on October 30, 2040.

2. Interest. Interest shall accrue before maturity (whether by acceleration or lapse of time) at the stated interest rate(s) identified in section 2(a), (b) or (c) below (each a "stated interest rate"), as applicable, on the unpaid principal balance, calculated as provided in section 2(g) or (h), as applicable, below:

[Check (a), (b) or (c); only one shall apply.]

(a) ☐ **Fixed Interest Rate** n/a %

(b) ☐ **Stepped Fixed Interest Rate.** n/a % until n/a and n/a % thereafter.

(c) ☒ **Variable Interest Rate.** The stated interest rate is variable and will adjust to equal the Index Rate (as defined below), ☐ plus ☒ minus 0.750 percentage points. However, the stated interest rate shall not exceed n/a % and shall not be less than 4.000 %. ☐ The minimum stated interest rate shall not be applicable until the first rate change date. Until the first change date described below, the stated interest rate shall be 6.250 %. The stated interest rate shall be adjusted on the change dates provided below. The "**Index Rate**" is:
The highest U.S. Prime Rate as published in the Wall Street Journal "Money Table" as and when the index rate changes and becomes effective.

The Index Rate may or may not be the lowest rate charged by Lender. The stated interest rate shall be adjusted on the following change dates:
as and when the index rate changes and becomes effective

If the Index Rate ceases to be made available to Lender during the term of this Note, Lender may substitute a comparable Index.

(d) **Payment Modification.** If section 2(b) or (c) above is checked, an adjustment in the stated interest rate will result in an increase or decrease in (1) ☒ the amount of each payment of interest, (2) ☐ the amount of the final payment, (3) ☐ the number of scheduled periodic payments sufficient to repay this Note in substantially equal payments, (4) ☐ the amount of each remaining payment of principal and interest so that those remaining payments will be substantially equal and sufficient to repay this Note by its scheduled maturity date, (5) ☐ the amount of each remaining payment of principal and interest (other than the final payment) so that those remaining payments will be substantially equal and sufficient to repay this Note by its scheduled maturity date based on the original amortization schedule used by Lender, plus the final payment of principal and interest, or (6) ☐ n/a. In addition, Lender is authorized to change the amount of periodic payments if and to the extent necessary to pay in full all accrued interest owing on this Note. Maker agrees to pay any resulting payments or amounts.

(e) **Interest After Maturity and Application of All Payments.** Interest shall accrue on unpaid principal and interest after maturity (whether by acceleration or lapse of time) until paid ☒ at the stated interest rate(s) under section 2(a), (b) or (c) above, as applicable, plus 5.000 percentage points ☐ at the stated interest rate of n/a %, calculated as provided in section 2(g) or (h), as applicable, below. All payments applied to this Note shall be applied in such order as Lender determines to interest, principal and payments due under this Note or any agreement securing this Note.

(f) ☐ **Compounding. Prior to maturity (whether by acceleration or lapse of time), unpaid and past due interest shall bear interest from its due date at the stated interest rate then in effect for this Note under Section 2(a), (b) or (c) above, as applicable, calculated as provided in section 2(g) or (h), as applicable, below.**

(g) ☒ **Interest Calculation (Actual Days).** Interest will be calculated by applying a daily interest rate for the actual number of days interest is owing, up to 365 days in a full year or 366 days in a full leap year. The daily interest rate will be calculated as follows:

[Check (1) or (2); only one shall apply.]

(1) ☒ 360 Day Rate Calculation. The daily interest rate will be calculated on the basis of a 360 day year, which means that it is calculated by dividing the applicable stated interest rate in section 2(a), (b) or (c), above, as applicable, and in section 2(e), above, by 360. **Maker understands and agrees that calculating the daily interest rate using a 360 day year means the actual annual interest rate in a 365 day year and in a 366 day leap year is higher than the stated interest rate in section 2(a), (b) or (c), above, as applicable, and in section 2(e), above.**

(2) ☐ 365 Day Rate Calculation. The daily interest rate will be calculated on the basis of a 365 day year, which means that it is calculated by dividing the applicable stated interest rate in section 2(a), (b) or (c), above, as applicable, and in section 2(e), above, by 365. **Maker understands and agrees that calculating the daily interest rate using a 365 day year means the actual annual interest rate in a 366 day leap year is higher than the stated interest rate in section 2(a), (b) or (c), above, as applicable, and in section 2(e), above.**

(h) ☐ **Interest Calculation (30/360).** Interest will be calculated by applying the applicable stated interest rate based on a 360 day year, counting each day as one thirtieth of a month and disregarding differences in lengths of months and years.

3. Other Charges. If any payment (other than the final payment) is not made on or before the 10th day after its due date, Lender may collect a delinquency charge of ☒ 5.000 % of the unpaid amount ☐ n/a. Maker agrees to pay a charge of $ 15.00 for each check or electronic debit presented for payment under this Note which is returned unsatisfied.

4. Collateral Disclaimer. ☐ Lender disclaims as collateral security for this Note (i) any real estate mortgage or security agreement covering real property on which any building is located in a special flood hazard area, and (ii) any mobile home located in a special flood hazard area, when such collateral security arises under a mortgage or agreement between Lender ☐ and Maker ☐ and any indorser or guarantor of this Note or any other person providing collateral security for Maker's obligations; provided, however, **Lender does not disclaim any such collateral security arising under a real estate mortgage or security agreement taken contemporaneously with this Note or real estate mortgage(s) or security agreement(s) in favor of Lender, whenever taken, from** n/a, **dated** n/a. A special flood hazard area is an area designated as such under the National Flood Insurance Program.

5. Renewal. ☐ This Note renews and does not satisfy or discharge a note Maker executed to Lender dated n/a.

6. Prepayment. Full or partial prepayment of this Note ☐ is permitted at any time without penalty ☒ See attached addendum and amendment to Business Note

THIS NOTE INCLUDES ADDITIONAL PROVISIONS ON PAGE 2.

Citizens Community Bancorp, Inc.

_______________________ (SEAL)

A Maryland Corporation
(Type of Organization)

By _______________________ (SEAL)
Stephen Bianchi, President & CEO

By _______________________ (SEAL)
James S Broucek, EVP, CFO, Secretary & Treasurer

_______________________ (SEAL)

_______________________ (SEAL)

2174 Eastridge Center
Eau Claire, WI 54701
(ADDRESS) (PHONE)

FOR LENDER CLERICAL USE ONLY

Note #58547
Port #422260
Product #10419 (shareholder redemption and possible capital injection)

Rick Gerber, Chief Executive Officer
LOAN OFFICER

Page 1 of 2

ADDITIONAL PROVISIONS Business Note Page 2 of 2EWI451 Rev. 4/21/2020 Upon the occurrence of any one or more of the following events of default: (a) Maker fails to pay any amount when due7. Default and Enforcement. under this Note or under any other instrument evidencing any indebtedness of Maker to Lender, (b) any representation or warranty made under this Note or information provided by Maker or any guarantor of this Note to Lender in connection with this Note is or was false or fraudulent in any material respect, (c) a material adverse change occurs in Maker's financial condition, (d) Maker fails to timely observe or perform any of the covenants or duties contained in this Note, (e) any guarantee of Maker's obligations under this Note is revoked or becomes unenforceable for any reason, (f) Maker, Maker's spouse or a surety or guarantor of this Note dies or ceases to exist, (g) an event of default occurs under any agreement securing this Note, or (h) Lender at any time believes in good faith that the prospect of payment or performance under this Note, under any other instrument evidencing any indebtedness of Maker to Lender or under any agreement securing this Note is impaired, then the unpaid balance shall, at the option of Lender, without notice, mature and become immediately payable. The unpaid balance shall automatically mature and become immediately payable in the event any Maker or any surety, indorser or guarantor for any of Maker's obligations under this Note becomes the subject of bankruptcy or other insolvency proceedings. Lender's receipt of any payment on this Note after the occurrence of an event of default shall not constitute a waiver of the default or the Lender's rights and remedies upon such default. Lender may waive any default without waiving any other subsequent or prior default by Maker. Lender may also fail or delay in exercising any right, power or remedy under this Note without waiving any such right, power or remedy. Lender's single or partial exercise of any right, power or remedy under this Note shall not preclude any other or further exercise of any right, power or remedy. To the extent not prohibited by law, Maker consents that venue for any legal proceeding relating to collection of this Note shall be, at Lender's option, the county in which Lender has its principal office in Wisconsin, the county and state in which any Maker resides or the county and state in which this Note was executed and Maker submits to the jurisdiction of any such court. Except for collateral disclaimed as security for this Note under section 4 on page 1 of this Note, this Note is secured by all existing and future8. Security. security agreements and mortgages between Lender and Maker, between Lender and any indorser or guarantor of this Note, and between Lender and any other person providing collateral security for Maker's obligations, and payment may be accelerated according to any of them. Unless a lien would be prohibited by law or would render a nontaxable account taxable, Maker grants to Lender a security interest and lien in any deposit account Maker may at any time have with Lender. Lender may, at any time after an occurrence of an event of default, without notice or demand, set-off against any deposit balance or other money now or hereafter owed any Maker by Lender any amount unpaid under this Note. All rights and remedies of Lender are cumulative and may be exercised from time to time together, separately, and in any order.9. Rights of Lender. Without affecting the liability of any Maker, indorser, surety, or guarantor, Lender may, without notice, accept partial payments, release or impair any collateral security for the payment of this Note or agree not to sue any party liable on it. Lender may apply prepayments, if permitted, to such future installments as it elects. Lender may without notice to Maker apply payments made by or for Maker to any obligations of Maker to Lender. Without affecting the liability of any indorser, surety or guarantor, Lender may from time to time, without notice, renew or extend the time for payment. This Note benefits Lender, its successors and assigns, and binds Maker and Maker's heirs, personal representatives, successors and12. Interpretation. assigns. The validity, construction and enforcement of this Note are governed by the internal laws of Wisconsin except to the extent such laws are preempted by federal law. Invalidity or unenforceability of any provision of this Note shall not affect the validity or enforceability of any other provisions of this Note. If none stated there are no other provisions.13. Other Provisions. The obligations under this Note of all Makers are joint and several. All Makers, indorsers, sureties, and10. Obligations and Agreements of Maker. guarantors agree to pay all costs of collection before and after judgment, including reasonable attorneys' fees (including those incurred in successful defense or settlement of any counterclaim brought by Maker or incident to any action or proceeding involving Maker brought pursuant to the United States Bankruptcy Code) and waive presentment, protest, demand and notice of dishonor. Maker agrees to indemnify and hold harmless Lender, its directors, officers, employees and agents, for, from and against any and all claims, damages, judgments, penalties, and expenses, including reasonable attorneys' fees, arising directly or indirectly from credit extended under this Note or the activities of Maker. This indemnity shall survive payment of this Note. Each Maker acknowledges that Lender has not made any representations or warranties with respect to, and that Lender does not assume any responsibility to Maker for, the collectability or enforceability of this Note or the financial condition of any Maker. Each Maker has independently determined the collectability and enforceability of this Note. Maker represents that the legal name of Maker and the address of Maker's principal residence are as set forth on page 1. Maker shall not change its legal name or address without providing at least 30 days’ prior written notice of the change to Lender. 11. Entire Agreement. THIS NOTE IS INTENDED BY LENDER AND MAKER AS A FINAL EXPRESSION OF THIS NOTE AND AS A COMPLETE AND EXCLUSIVE STATEMENT OF ITS TERMS, THERE BEING NO CONDITIONS TO THE ENFORCEABILITY OF THIS NOTE, AND THIS NOTE MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES TO THIS NOTE. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES TO THIS NOTE. THIS NOTE MAY NOT BE SUPPLEMENTED OR MODIFIED EXCEPT IN WRITING SIGNED BY LENDER AND MAKER. If the final payment is not made on or before the 30th day after its due date, Lender may collect a one-time delinquency charge of 5.0% of the outstanding amount, which shall be payable upon demand by Lender. Notwithstanding anything contained in Section 7 to the contrary, Customer's failure to pay the final payment when due hereunder will not constitute an event of default (as described in Section 7) until the final payment remains unpaid for 30 days. Customer shall furnish to Lender financial statements at least annually and such other financial information respecting customer at such times and in such form as Lender may request from time to time. Secured by but not limited to the following collateral: All shares of stock issued by Citizens Community Federal National Association ("CCFNA") and held by Debtor, including without limitation 1,000,000 shares represented by Stock Certificate #1 issued by CCFNA which, as of the date hereof, represents 100% of all outstanding stock of CCFNA and any re-issuance or replacement thereof as previously granted under Collateral Pledge Agreement dated August 1, 2018. This Business Note is amended by the Addendum and Amendment to Business Note, dated as of the date hereof, executed by Maker and Lender

54751674v3 ADDENDUM AND AMENDMENT TO BUSINESS NOTE This Addendum and Amendment to Business Note (this “Addendum”), dated as of October 30, 2025, is made a part of, and incorporated into, the Business Note dated the date hereof in the original principal amount of $5,000,000.00 (the “Note”), issued by CITIZENS COMMUNITY BANCORP, INC., a Maryland corporation (“Customer”), and payable to the order of CHIPPEWA VALLEY BANK (“Lender”). If the terms of this Addendum are inconsistent with the terms of any Loan Document (as defined below), the terms of this Addendum shall control. Terms capitalized but not defined herein have the meanings assigned to them in the Note. 1. Additional Definitions. The following terms have the meanings set forth below: “Bank” means Citizens Community Federal National Association, a national banking association and wholly owned subsidiary of Customer (or any successor thereto). “Equity Capital Ratio” means Total Equity Capital divided by total assets. “Closing Date” means October 30, 2025. “Loan Documents” means the Note, this Addendum, the Collateral Pledge Agreement executed by Customer in favor of Lender and all other documents, instruments and agreements related to or referenced in the foregoing. “Loan” means the term loan from Lender to Customer in an aggregate principal amount not to exceed $5,000,000, evidenced by the Note. “Total Equity Capital” has the definition provided in, and will be determined in accordance with, the rules, regulations, guidance and instructions of the Federal Reserve Board, Federal Deposit Insurance Corporation, Office of the Comptroller of the Currency or other primary federal regulator. 2. Amendments to the Note. (a) The first sentence of Section 7 of the Note is deleted in its entirety and replaced with the following language: Upon the occurrence of any one or more of the following events of default: (a) Maker fails to pay any amount within 10 days after such amount is due under this Note or under any other instrument evidencing any indebtedness of Maker to Lender, (b) any representation or warranty made under this Note or information provided by Maker or any guarantor of this Note to Lender in connection with this Note is or was false or fraudulent in any material respect, (c) a material adverse change occurs in Maker's financial condition, (d) Maker fails to timely observe or perform any of the covenants or duties contained in this Note, (e) any guarantee of Maker's obligations under this Note is revoked or becomes unenforceable for any reason, (f) Maker, Maker's spouse or a surety or guarantor of this Note dies or ceases to exist, or (g) an event of default occurs under any

2 54751674v3 agreement securing this Note, then the unpaid balance shall, at the option of Lender, without notice, mature and become immediately payable. Notwithstanding the foregoing, if an event of default occurs under Section 7(d), Customer shall have 10 days after notice thereof to cure such event of default, provided that Lender, in its reasonable discretion, believes that such event of default is able to be cured. (b) The fourth sentence of Section 9 of the Note is amended in its entirety to read as follows: After an event of default as described in Section 7 above, Lender may, without notice to Maker, apply payments made by or for Maker to any obligations of Maker to Lender under this Note. (c) The Note is amended by inserting the following sentence at the end of Section 10: Notwithstanding the foregoing, Maker shall have no obligation to indemnify or hold harmless Lender, its directors, officers, employees or agents for events caused by any of their fraud or willful misconduct. (d) The first sentence of Section 11 of the Note is amended in its entirety to read as follows: THIS NOTE IS INTENDED BY LENDER AND MAKER AS A FINAL EXPRESSION OF THIS NOTE AND AS A COMPLETE AND EXCLUSIVE STATEMENT OF ITS TERMS, THERE BEING NO CONDITIONS TO THE ENFORCEABILITY OR EFFECTIVENESS OF THIS NOTE EXCEPT AS SET FORTH HEREIN, AND THIS NOTE MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES TO THIS NOTE. (e) The following provisions are added to the end of Section 13 of the Note: Notice. Except as otherwise provided in this Note, all notices required or provided for under this Note shall be in writing and mailed, sent or delivered, if to Maker, at Maker's last known address or email address as shown on the records of Lender, and if to Lender, at its address shown on page 1, or, as to each party, at such other address as shall be designated by such party in a written notice to the other party. All such notices shall be deemed duly given when delivered by hand or courier, or three business days after being deposited in the mail (including any private mail service), postage prepaid. Waiver of Jury Trial. MAKER AND LENDER HEREBY KNOWINGLY AND VOLUNTARILY WAIVE THE RIGHT EACH OF THEM MAY HAVE TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM BASED ON OR ARISING OUT OF OR IN CONNECTION WITH THIS NOTE, ANY COURSE OF CONDUCT, COURSE OF DEALING,

2 54751674v3 STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ANY OTHER ACTION OF ANY PARTY. 3. Representations and Warranties. Customer represents and warrants to Lender that on the date of this Addendum: (a) The execution and delivery of the Loan Documents, and the performance by Customer of its obligations under the Loan Documents, are within its power, have been duly authorized by proper action on the part of Customer, are not in violation of any existing law, rule or regulation, any order, authorization or decision of any court, the articles of incorporation, bylaws or other governing documents of Customer, or the terms of any agreement or restriction to which Customer is a party or by which it is bound, and do not require the approval or consent of any person or entity; (b) Customer is a corporation legally organized, validly existing and in good standing under the laws of the State of Maryland and is duly qualified to do business in each state in which it conducts business (if required by applicable law); (c) Customer owns 100% of the issued and outstanding shares of the Bank, and there are no outstanding contracts, options or warrants to purchase any shares of the Bank; and (d) There is no litigation or administrative proceeding pending or, to the knowledge of Customer, threatened against Customer which might result in any material adverse change in the business or financial condition of Customer. 4. Covenants. During the term of the Loan Documents, and until the obligations owed pursuant to the Loan Documents are indefeasibly paid in full, Customer agrees to the covenants set forth below. Customer shall comply with all covenants at all times unless otherwise stated, and Lender may request evidence of such compliance at any time. Customer agrees as follows: (a) Customer shall use the proceeds of the Loan to repurchase stock of Customer and for other general business purposes approved by Lender. For avoidance of doubt, Customer shall not use the proceeds of the Loan for personal, family or household purposes or to purchase any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System. (b) Customer shall cause the Bank to maintain an Equity Capital To Assets Ratio of 8.00% or greater. (c) Customer shall not, and shall cause the Bank to not, create or permit to exist any lien or encumbrance with respect to Customer's or the Bank's assets or properties, except (i) liens in favor of Lender, (ii) liens for taxes if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained, and (iii) liens or encumbrances permitted under any Loan Document.

2 54751674v3 (d) Customer shall, and shall cause the Bank to, preserve its organizational existence and shall not, without Lender consent, change its type of organization or state under whose law it is organized. (e) Customer shall cause the Bank to not issue any additional shares of stock without the prior written consent of Lender. (f) Customer shall not, and shall cause the Bank to not, change its legal name or address without providing at least 30 days' prior written notice of such change to Lender. (g) Customer shall, and shall cause the Bank to, pay all wages when due to employees of Customer and the Bank and shall not permit any lien to exist against the assets of Customer or the Bank for unpaid wages due to employees. 5. Effect of Pre-Payment. In the event Customer makes any one or more prepayments on the Note on or prior to January 30, 2029, in connection with a refinance (other than a refinance with Lender), in whole or in part, of the Loan, Customer shall pay a prepayment fee equal to one percent (1%) of the total principal prepaid. In the event Customer makes any one or more prepayments on the Note after January 30, 2029, in connection with a refinance (other than a refinance with Lender), in whole or in part, of the Loan, Customer shall pay a prepayment fee equal to one-half of one percent (0.5%) of the total principal prepaid. 6. Default. If any representation or warranty contained in this Addendum was false at the time it was made or if Customer fails to timely comply with any covenant provided in this Addendum, such false statement or failure to comply shall constitute an event of default under the Loan Documents and Lender will be entitled to all remedies set forth in the Loan Documents. [remainder of page intentionally left blank; signature page follows]

Signature Page to Addendum to Business Note IN WITNESS WHEREOF, Customer and Lender have executed this Addendum as of the date first written above. CUSTOMER: LENDER: CITIZENS COMMUNITY BANCORP, INC. CHIPPEWA VALLEY BANK By: By: Stephen Bianchi, President and CEO Rick Gerber, Chief Executive Officer By: James S. Broucek, EVP, CFO, Secretary and Treasurer